As filed with the Securities and Exchange Commission on June 2, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Brookfield Property Partners L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	John Stinebaugh Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, NY 10281-1023 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent For Service)

Copies to:

Mile T. Kurta, Esq.
Torys LLP
1114 Avenue of the Americas
New York, New York 10036
(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partnership Units	(1)	(1)	(1)	(2)

(1)         Omitted pursuant to General Instruction II.F. of Form F-3. An indeterminate aggregate initial offering price or number of limited partnership units is being registered as may from time to time be offered at indeterminate prices.

(2)         In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

Brookfield Property Partners L.P.

Limited Partnership Units

Brookfield Property Partners L.P. (“our company”, “we”, “us” and “our”) may from time to time offer and issue non-voting limited partnership units (“Units”) in one or more offerings.

Each time our Units are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Units.

Our Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BPY” and the Toronto Stock Exchange (the “TSX”) under the symbol “BPY.UN”. The last reported sale price of our Units on May 29, 2014 was $20.15 per Unit on the NYSE and C$21.83 per Unit on the TSX.

An investment in our Units involves a high degree of risk.  See “Risk Factors” beginning on page 4.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 2, 2014.

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	1

DOCUMENTS INCORPORATED BY REFERENCE	2

CAUTION REGARDING FORWARD-LOOKING INFORMATION	3

OFFER STATISTICS AND EXPECTED TIMETABLE	3

BROOKFIELD PROPERTY PARTNERS L.P.	4

RISK FACTORS	4

CONSOLIDATED CAPITALIZATION	4

REASON FOR THE OFFER AND USE OF PROCEEDS	5

DESCRIPTION OF LIMITED PARTNERSHIP UNITS	5

PLAN OF DISTRIBUTION	5

SELLING UNITHOLDERS	7

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	7

LEGAL MATTERS	8

EXPERTS	8

MATERIAL CHANGES	9

EXPENSES	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may sell our Units in one or more offerings. This prospectus provides you with a general description of our Units. Each time we sell our Units, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.

In this prospectus, unless the context suggests otherwise, references to “we”, “us” and “our” are to our company, the Property Partnership, the Holding Entities and the operating entities, each as defined below, taken together. Unless the context suggests otherwise, in this prospectus references to:

•                                          “Brookfield” are to Brookfield Asset Management and any subsidiary of Brookfield Asset Management, other than us;

•                                          “Brookfield Asset Management” are to Brookfield Asset Management Inc.;

•                                          “our company” are to Brookfield Property Partners L.P., a Bermuda exempted limited partnership;

•                                          “Holding Entities” are to the primary holding subsidiaries of the Property Partnership, from time to time, through which it indirectly holds all of our interests in our operating entities;

•                                          “operating entities” are to the entities in which the Holding Entities hold interests and that directly or indirectly hold our real estate assets other than entities in which the Holding Entities hold interests for investment purposes only of less than 5% of the equity securities; and

•                                          the “Property Partnership” are to Brookfield Property L.P.

The financial information contained in this prospectus and any prospectus supplement, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and we will fulfill our obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. Periodic reports and other information filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. This information is also available on our website at www.brookfieldpropertypartners.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our manager at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Units. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of our Units by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

1.                                      our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, dated April 2, 2014 (our “Annual Report”);

2.                                      our report on Form 6-K, dated May 16, 2014; and

3.                                      our report on Form 6-K, dated June 2, 2014.

All annual reports filed by us with the SEC on Form 20-F and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Copies of the documents noted above are available electronically on the SEC website at www.sec.gov. We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Property Partners L.P.
Corporate Secretary

73 Front Street

Hamilton HM 12

Bermuda

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “likely”, or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.

Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: risks incidental to the ownership and operation of real estate properties including local real estate conditions; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the ability to enter into new leases or renew leases on favourable terms; business competition; dependence on tenants’ financial condition; the use of debt to finance our business; the behavior of financial markets, including fluctuations in interest and foreign exchanges rates; uncertainties of real estate development or redevelopment; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; risks relating to our insurance coverage; the possible impact of international conflicts and other developments including terrorist acts; potential environmental liabilities; changes in tax laws and other tax related risks; dependence on management personnel; illiquidity of investments; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected  benefits therefrom; operational and reputational risks; catastrophic events, such as earthquakes and hurricanes; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of our Units. The actual per unit price of our Units that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

Our Units are listed on the NYSE under the symbol “BPY” and the TSX under the symbol “BPY.UN”.

BROOKFIELD PROPERTY PARTNERS L.P.

Our company was established on January 3, 2013 as a Bermuda exempted limited partnership registered under the Bermuda Limited Partnership Act of 1883, as amended, and the Bermuda Exempted Partnerships Act of 1992, as amended. Our company’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and our company’s telephone number is +441 294-3309.

Our company is a commercial real estate owner, operator and investor operating globally. Our diversified portfolio includes interests in over 300 office and retail properties encompassing approximately 250 million square feet. In addition, we have interests in approximately 22,000 multi-family units, 58 million square feet of industrial space and a 100 million square foot development pipeline. Our assets are largely located in North America, Europe and Australia but also include a growing presence in China, Brazil and India.

Our company’s sole direct investment is its managing general partnership interest in the Property Partnership, which owns all of the common shares or equity interests, as applicable, of the Holding Entities through which we hold all of our interests in the operating entities. We anticipate that the only distributions our company will receive in respect of our managing general partnership interests in the Property Partnership will consist of amounts that are intended to assist our company in making distributions to our unitholders in accordance with our company’s distribution policy and to allow our company to pay expenses as they become due. Distributions to partners of our company will be made only as determined by Brookfield Property Partners Limited, our company’s general partner (the “BPY General Partner”), in its sole discretion.

RISK FACTORS

An investment in our Units involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from our Annual Report, and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

CONSOLIDATED CAPITALIZATION

The following table sets forth the partnership capital and consolidated indebtedness of our company as of March 31, 2014, the date of our company’s most recently filed financial statements. There have been no other material changes to the unit or loan capital of our company on a consolidated basis since March 31, 2014. The table below should be read together with the detailed information and financial statements incorporated by reference in this prospectus, including the unaudited consolidated financial statements of our company as of and for the quarter ended March 31, 2014, incorporated by reference into this prospectus.

US$ millions	As at March 31, 2014
Debt obligations	$23,803
Capital securities	2,372
Equity
Limited partners	4,733
General partner	4
Redeemable/exchangeable and special limited partner units of the operating partnership held by Brookfield Asset Management Inc.	11,289
Limited partnership units of Brookfield Office Properties Exchange LP	741
Interests of others in operating subsidiaries and properties	7,219
Total Capitalization	$50,161

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of Units by us for general partnership purposes. The actual application of proceeds from the sale of any particular offering of securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

We will not receive any proceeds from Units offered and sold by selling unitholders.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

The description of our Units contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of our Units. If we indicate in the applicable prospectus supplement, the terms of our Units may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Units.

This prospectus may not be used to consummate a sale of Units unless it is accompanied by a prospectus supplement.

Our Units are non-voting limited partnership interests in our company. The rights of holders of our Units are based on our limited partnership agreement, amendments to which may be proposed only by or with the consent of the BPY General Partner as described in our Annual Report.

Units of our company represent a fractional limited partnership interest in our company and do not represent a direct investment in our company’s assets and should not be viewed by investors as direct securities of our company’s assets. Holders of our Units are not entitled to the withdrawal or return of capital contributions in respect of our Units, except to the extent, if any, that distributions are made to such holders pursuant to our limited partnership agreement or upon the liquidation of our company as described in our Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in our limited partnership agreement, a holder of our Units will not have priority over any other holder of our Units, either as to the return of capital contributions or as to profits, losses or distributions. Holders of our Units do not have the ability to call meetings of unitholders, and holders of our Units are not entitled to vote on matters relating to our company except as described in our Annual Report.

Our limited partnership agreement does not contain any restrictions on ownership of our Units. Holders of our Units will not be granted any pre-emptive or other similar right to acquire additional interests in our company, unless otherwise determined by the BPY General Partner, in its sole discretion. In addition, holders of our Units do not have any right to have their Units redeemed by our company. Our Units have no par or other stated value.

Any material U.S. and Canadian federal income tax considerations related to such Units will be described in a prospectus supplement.

For a more detailed description of our Units, please refer to our Annual Report.

PLAN OF DISTRIBUTION

New Issues

We may sell Units to or through underwriters or dealers and may also sell Units directly to purchasers or through agents. The distribution of Units may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers. In connection with the sale of Units, underwriters may receive compensation from our company or from purchasers of Units for whom they may act as agents in the form of concessions or commissions.

The prospectus supplement relating to Units will also set forth the terms of the offering of Units, including, to the extent applicable, the names of any underwriters or agents, the purchase price or prices of the offered Units, the offering price, the proceeds to our company from the sale of the offered Units, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

If so indicated in the applicable prospectus supplement, our company may authorize dealers or other persons acting as the company’s agents to solicit offers by certain institutions to purchase the offered Units directly from the company pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement which will also set forth the commission payable for solicitation of these contracts.

Under agreements which may be entered into by our company, underwriters, dealers and agents who participate in the distribution of Units may be entitled to indemnification by our company against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, our company or its subsidiaries in the ordinary course of business.

The Units (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in the Units but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Units or as to the liquidity of the trading market for the Units.

In connection with any underwritten offering of Units, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Units offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offerings

This prospectus may also, from time to time, relate to the offering by a selling unitholder of its Units. A selling unitholder may sell all or a portion of the Units beneficially owned by it and offered from time to time directly or through one or more underwriters, broker-dealers or agents. If the Units are sold through underwriters or broker-dealers, the selling unitholder will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder may sell its Units in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions, as follows:

•                                          on any national securities exchange or quotation service on which the Units may be listed or quoted at the time of sale;

•                                          in the over-the-counter market;

•                                          in transactions otherwise than on exchanges or systems or in the over-the-counter market;

•                                          through the writing of options, whether such options are listed on an options exchange or otherwise;

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the Units as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          broker-dealers may agree with the selling unitholder to sell a specified number of such Units at a stipulated price per Unit;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

If a selling unitholder effects such transactions by selling its Units to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling unitholder or commissions from purchasers of the Units for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of its Units or otherwise, the selling unitholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Units in the course of hedging in positions they assume. The selling unitholder may also sell its Units short and deliver Units covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder may also loan or pledge the Units to broker-dealers that in turn may sell such Units.

The selling unitholder may pledge or grant a security interest in some or all of the Units owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Units from time to time pursuant to this prospectus or any prospectus supplement, amending, if necessary, the list of selling unitholders to include, pursuant to a prospectus supplement, the pledgee, transferee or other successors in interest as selling unitholders under this prospectus. The selling unitholder may also transfer and donate the Units in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

SELLING UNITHOLDERS

Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act and incorporated by reference.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Our company is organized under the laws of Bermuda. A substantial portion of our company’s assets are located outside of Canada and the United States and certain of the directors, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. We have expressly submitted to the jurisdiction of certain state and federal courts in New York and of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against us or our directors or the experts named in this prospectus since a substantial portion of our assets and the assets of such persons may be located outside of Canada and the United States.

We have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against us, our directors or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over us, our directors or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a Canadian or U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would give a judgment based on such a judgment as long as (i) the court had proper jurisdiction over the parties subject to the judgment; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) there is due compliance with the correct procedures under the laws of Bermuda.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Bermuda. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us, our directors or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, the validity of our Units and certain other legal matters with respect to the laws of Bermuda will be passed upon by Appleby (Bermuda) Limited, Bermuda counsel to our company. As of the date hereof, the partners and associates of Appleby (Bermuda) Limited beneficially own, directly or indirectly, in aggregate, less than one percent of our securities.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule incorporated by reference in this prospectus by reference from the Company’s  Annual Report on Form 20-F for the year ended December 31, 2013 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte LLP is 181 Bay Street, Toronto, Ontario M5J 2V1.

The financial statements of General Growth Properties, Inc., except for the financial statements of GGP/Homart II L.L.C. and GGP-TRS L.L.C. as of December 31, 2012 and for each of the two years in the period ended December 31, 2012 (which are accounted for by use of the equity method), and the related consolidated financial statement schedule incorporated by reference in this prospectus from our Annual Report on Form 20-F for the year ended December 31, 2013 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which have been incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 111 South Wacker, Chicago, IL 60606.

The consolidated financial statements of Brookfield Office Properties Inc. incorporated by reference in this prospectus by reference from the Company’s report on Form 6-K dated June 2, 2014 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte LLP is 181 Bay Street, Toronto, Ontario M5J 2V1.

The consolidated financial statements of GGP/Homart II L.L.C. and GGP-TRS L.L.C. as of December 31, 2012 and 2011, and for each of the years in the two year period ended December 31, 2012, not presented separately herein, have been audited by KPMG LLP, an independent registered public accounting firm.  The reports on GGP/Homart II L.L.C. and GGP-TRS L.L.C. are incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The address of KPMG LLP is 200 East Randolph Drive, Suite 5500, Chicago, IL 60601.

MATERIAL CHANGES

Except as otherwise described in our Annual Report, our quarterly consolidated financial statements and in the documents incorporated by reference into this prospectus as referred to in “Documents Incorporated by Reference” above, no reportable material changes have occurred since March 31, 2014.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$ *
Blue sky fees and expenses	**
Transfer agent fees	**
Printing and engraving costs	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	$ **

*                 The Registrant is registering an indeterminate number of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

**          The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Property Partners L.P.

Limited Partnership Units

PROSPECTUS

June 2, 2014

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sections of our Annual Report entitled “Related Party Transactions—Our Master Services Agreement”, “Directors, Senior Management and Employees—Indemnification and Limitations on Liability”, “Memorandum and Articles of Association—Description of Our Units and Our Limited Partnership Agreement—Indemnification; Limitations of Liability” and “Memorandum and Articles of Association—Description of the Property Partnership Limited Partnership Agreement—Indemnification; Limitations of Liability” include disclosure relating to the indemnification of certain of our affiliates and are incorporated by reference herein.

ITEM 9.  EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
5.1	Form of Opinion of Appleby (Bermuda) Limited, as to the validity of the Units.
23.1	Consent of Deloitte LLP relating to audited consolidated financial statements of Brookfield Property Partners L.P.
23.2	Consent of Deloitte & Touche LLP relating to audited consolidated financial statements of General Growth Properties, Inc.
23.3	Consent of KPMG LLP relating to audited financial statements of GGP/Homart II L.L.C.
23.4	Consent of KPMG LLP relating to audited financial statements of GGP-TRS L.L.C.
23.5	Consent of Deloitte LLP relating to audited consolidated financial statements of Brookfield Office Properties Inc.
23.6	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).

ITEM 10.  UNDERTAKINGS

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)         That for the purpose of determining liability under the Securities Act to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)         That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bermuda, on June 2, 2014.

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ Jane Sheere
Jane Sheere Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard B. Clark, John Stinebaugh and Jane Sheere, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 2, 2014.

Signature	Title

/s/ RICHARD B. CLARK	Chief Executive Officer of Brookfield Property Group
Richard B. Clark	LLC, a manager of the registrant
(Principal Executive Officer)

/s/ JOHN STINEBAUGH	Chief Financial Officer of Brookfield Property Group
John Stinebaugh	LLC, a manager of the registrant
(Principal Financial and Accounting Officer)

/s/ GORDON E. ARNELL	Director
Gordon E. Arnell

/s/ JEFFREY BLIDNER	Director
Jeffrey Blidner

/s/ OMAR CARNEIRO DA CUNHA	Director
Omar Carneiro da Cunha

/s/ STEPHEN DENARDO	Director
Stephen DeNardo

/s/ LOUIS JOSEPH MAROUN	Director
Louis Joseph Maroun

/s/ LARS RODERT	Director
Lars Rodert

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Property Partners L.P. in the United States, on this 2nd day of June, 2014.

Authorized U.S. Representative

By:	/s/ John Stinebaugh
Name: John Stinebaugh
Title: Chief Financial Officer of Brookfield Property Group LLC, a manager of the registrant